EXHIBIT 2

                                 PROMISSORY NOTE

$1,000,000.00                                                   June _____, 2002



         FOR VALUE RECEIVED, the undersigned, Security Biometrics, Inc., a Nevada corporation (the "Payor"), HEREBY PROMISES TO PAY to the order of Maryanne Richard (the "Holder"), at such address as Holder shall notify Payor in writing, in lawful money of the United States and in immediately available funds, the principal amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), with interest thereon (computed on the basis of a year of three hundred sixty
(360) days for the actual number of days elapsed on the principal amount outstanding under this Note to the date of payment) at a fixed rate per annum equal to nine percent (9%), payable as follows: four equal quarterly payments of principal equal to $250,000.00 each on each of June 30, 2002, September 30, 2002, December 31, 2002, and March 31, 2003, plus accrued but unpaid interest on the unpaid principal balance. The first payment shall include the interest due on the principal amount of the Note from the date of execution and delivery of this Note.

         All accrued and unpaid interest, and all outstanding principal shall be due and payable on March 31, 2003.

          Notwithstanding the foregoing, if any payment is due to be made on a day other than a day on which the banks are open for business in New York, such payment shall be extended to the next succeeding banking day.

         Prepayments may be made in whole or in part at any time without any penalty or premium being due. All prepayments of principal shall be applied in the inverse order of maturity.

          This Note is being executed and delivered pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 2002 between Payor, Lightec Communications, Inc. ("Lightec"), Holder, LT Acquisition Corp. ("Newco") and Michael Richard.

          The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") under this Note: (a) the failure of Payor to pay to the Holder when due and payable any and all amounts payable by the Payor to the Holder under the provisions of this Note; (b) the failure of Payor to perform or comply with any of the other provisions of this Note, or any agreement or instrument executed to secure repayment of Payor's obligations under this Note, which continues for a period of ten (10) days after written notice thereof from Holder to Payor specifying the nature of said default, or, to the extent the default can be cured, if the default is of a nature that the same cannot be completely cured or remedied within said ten (10) day period, if Payor shall not have commenced curing said default within said ten (10) day period and shall not thereafter, with reasonable diligence and in good faith, proceed to remedy or cure said default; (c) the filing of any petition for relief under the Bankruptcy Code or any similar Federal or state statute by Payor; (d) if Payor is served with any petition for relief under the Bankruptcy Code or any similar Federal or state statute and such petition is not dismissed within sixty (60) days after the date on which Payor, as the case may be, is served with such a petition; (e) any application for the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of, Payor; or (f) any payment of any dividend or other distributions by the Payor to any shareholder of the Payor at any time when any payment then due and payable hereunder has not been paid.

         If an Event of Default occurs under this Note, the Holder shall have the option of declaring the entire outstanding principal balance of this Note and all accrued and unpaid interest immediately due and payable. If this Note is referred to an attorney for collection or enforcement, Payor shall pay all costs and expenses of collection or enforcement including reasonable attorneys' fees. For purposes of this Note, "reasonable attorneys' fees", shall mean reasonable attorneys' fees incurred and computed on the basis of usual and customary hourly rates, and not on the basis of any percentage of the principal or accrued interest due under this Note, or any common law or statutory presumption. From and after such a declaration by Holder, and until such Default is cured, the principal and all other obligations under this Note shall bear interest at the greater of the per annum rate set forth herein or the per annum rate equal to the Prime Rate plus four (4%) percent per annum (not to exceed the legal maximum rate) from and after such declaration which shall apply, in the Holder's sole discretion, to all sum owing under the Note, including, but not limited to, principal and interest.

          Failure to insist on the strict performance of any or all of the terms, provisions, and covenants contained in this Note shall not be construed as a waiver or relinquishment for the future of any term, provision or covenant herein.

          Presentment, demand for payment, notice of dishonor and protest, and all other notices and demands are hereby waived by all makers, sureties, guarantors and endorsers of this Note.

          This Note shall be governed by the laws of New York, without regard to its principles of conflicts of laws.

         This Note is secured as provided for in a Security Agreement of even date herewith.

         The parties agree that any legal action or proceeding with respect to this Note must be brought in the New York Supreme Court, New York County, New York or in the United States District Court for the Southern District of New York, and by execution and delivery of this Note and the other documents, instruments and agreements to which it is a party, the Payor, and the Holder, irrevocably submit to the exclusive jurisdiction of such courts, and to appellate courts thereof, for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consent, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the Payor or the Holder at their respective addresses as provided herein, or by any other means permitted by applicable law. If it becomes necessary for the purpose of service of process out of any such courts, the Payor or Holder, as the case may be, shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that the Payor and the Holder will at all times have an agent for service of process for the above purposes in the State of New York. To the extent permitted by law, final judgment against the Payor or the Holder in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. TO THE EXTENT THAT THE PAYOR OR HOLDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY OF THE ABOVE-NAMED COURTS OR FROM ANY LEGAL PROCESS THEREIN, THE PAYOR AND THE HOLDER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY, AND THE PAYOR AND THE HOLDER HEREBY IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, (II) THAT IT OR ANY OF ITS PROPERTY IS IMMUNE FROM THE ABOVE DESCRIBED LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, OR OTHERWISE), (III) THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OF PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, OR (IV) ANY DEFENSE THAT WOULD HINDER OR DELAY THE LEVY, EXECUTION OR COLLECTION OF ANY AMOUNT TO WHICH EITHER PARTY HERETO IS ENTITLED PURSUANT TO A FINAL JUDGMENT OF ANY COURT HAVING JURISDICTION. THE PAYOR AND THE HOLDER EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE AND HEREBY WAIVE ANY RIGHT WHICH IT MAY HAVE TO REQUEST A TRIAL BY JURY IN ANY ACTION RELATING TO THIS NOTE.

          IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note.

                                    SECURITY BIOMETRICS, INC.

                                            By: ________________________________

                  ACCEPTED:

________________________________
MARYANNE RICHARD